POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael A. Rosenberg, Kiesha Astwood, James Bitetto, Joni Lacks Charatan, Joseph M. Chioffi, Kathleen DeNicholas, Janette E. Farragher, John B. Hammalian, M. Cristina Meiser, Robert R. Mullery and Jeff Prusnofsky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document.

SIGNATURE AND ACKNOWLEDGMENT: In witness whereof I have hereunto signed my name on December 1, 2009.

/s/David Officer	President (Principal Executive Officer)
David Officer

/s/James Windels	Treasurer (Principal Financial and
James Windels	Accounting Officer)

/s/Joseph S. DiMartino	Board Member, Chairman of the Board
Joseph S. DiMartino

/s/Peggy Davis	Board Member
Peggy Davis

/s/David P. Feldman	Board Member
David P. Feldman

/s/James F. Henry	Board Member
James F. Henry

/s/Ehud Houminer	Board Member
Ehud Houminer

/s/Martin Peretz	Board Member
Martin Peretz

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document.

SIGNATURE AND ACKNOWLEDGMENT: In witness whereof I have hereunto signed my name on December 1, 2009.

STATE OF NEW YORK	)
	)	ss
COUNTY OF NEW YORK	)

On December 1, 2009 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.

/s/Loretta Johnston
Notary Public

IMPORTANT INFORMATION FOR THE AGENT

ATTORNEY'S SIGNATURE AND ACKNOWLEDGMENT OF APPOINTMENT AS AGENT AND ATTORNEY-IN-FACT

Each of the undersigned has read the foregoing Power of Attorney and is the person identified as agent for the individuals named herein. Each of the undersigned acknowledges his or her legal responsibilities.

/s/Michael A. Rosenberg
Michael A. Rosenberg

/s/Kiesha Astwood
Kiesha Astwood

/s/James Bitetto
James Bitetto

/s/Joni Lacks Charatan
Joni Lacks Charatan

/s/Joseph M. Chioffi
Joseph M. Chioffi

/s/Kathleen DeNicholas
Kathleen DeNicholas

/s/Janette E. Farragher
Janette E. Farragher

/s/John B. Hammalian
John B. Hammalian

/s/M. Cristina Meiser
M. Cristina Meiser

/s/Robert R. Mullery
Robert R. Mullery

/s/Jeff Prusnofsky
Jeff Prusnofsky

STATE OF NEW YORK	)
	)	ss
COUNTY OF NEW YORK	)

On December 15, 2009 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.

/s/Loretta Johnston
Notary Public